Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

BV Financial, Inc.

Baltimore, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-122247 and No. 333-129849) of BV Financial, Inc. of our report dated September 18, 2009, relating to the consolidated financial statements, which appears in this Annual Report on Form 10–K.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Baltimore, Maryland

September 18, 2009